UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2026

TAMBORAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-42149	93-4111196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 01, Level 39, Tower One, International Towers Sydney,
100 Barangaroo Avenue, Barangaroo NSW	2000
(Address of principal executive offices)	(Zip Code)

Australia +61 2 8330 6626

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TBN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sale of Equity Securities.

On April 14, 2026, Tamboran Resources Corporation (the “Company”) completed an accelerated non-renounceable institutional entitlement offer to eligible non-U.S. securityholders pursuant to which the Company issued and sold an aggregate of 148,308,400 CHESS Depositary Interests (“CDIs”) underpinned by 741,542 shares of common stock (each CDI represents 1/200th of a share of common stock), for aggregate proceeds to the Company of A$37.1 million at an issue price of A$0.25 per CDI. The CDIs were offered to existing shareholders of the Company resident in Australia, Bermuda, Canada, Cayman Islands, Germany, Hong Kong, New Zealand, Norway, Singapore, Switzerland, United Arab Emirates, or the United Kingdom. The Company’s issuance and sale of its CDIs were exempt from registration pursuant to Regulation S under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

Underwritten Offering

As previously disclosed in a current report on Form 8-K, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters (the “Underwriters”), relating to the previously announced underwritten offering of 2,956,602 shares of common stock of the Company (the “Underwritten Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 443,491 additional shares of common stock (the “Option Shares”). On April 10, 2026, the Underwriters exercised their option to purchase all of the Option Shares. The purchase and sale of the Option Shares closed on April 14, 2026, resulting in additional net proceeds of $14.7 million.

A copy of the legal opinion of Latham & Watkins LLP relating to the validity of the issuance and sale of the Option Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Registered Direct Institutional Entitlement Offer

As previously disclosed in a current report on Form 8-K, the Company entered into certain share purchase agreements, by and between the Company and certain purchasers (the “Purchasers” and, such agreements, the “Purchase Agreements”), pursuant to which the Company agreed to sell shares of the Company’s common stock in a registered direct institutional entitlement offering at a price of $35.00 per share. On April 14, 2026, the Company closed a portion of the registered direct institutional entitlement offering, resulting in the issuance and sale of an aggregate of 916,412 shares of common stock (the “Initial RDO Shares”). The remaining portion of the registered direct institutional entitlement offering, consisting of approximately 96,698 shares of common stock, is expected to close on or about April 15, 2026, subject to customary closing conditions.

A copy of the legal opinion of Latham & Watkins LLP relating to the validity of the issuance and sale of the Initial RDO Shares is filed as Exhibit 5.2 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP (Option Shares)

5.2	Opinion of Latham & Watkins LLP (RDO Shares)

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMBORAN RESOURCES CORPORATION

Date: April 14, 2026	By:	/s/ Eric Dyer
Eric Dyer Chief Financial Officer